Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D/A dated March 14, 2018 relating to the Common Shares, par value $0.01 per share, of DryShips Inc. shall be filed on behalf of the undersigned.

SPII HOLDINGS INC.

BY: OMEGA SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title:	Dr. Adriano Cefai Director of Omega Services Limited

SIERRA INVESTMENTS INC.

BY: MARE SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title:	Dr. Adriano Cefai Director of Mare Services Limited

MOUNTAIN INVESTMENTS INC.

BY: MARE SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title:	Dr. Adriano Cefai Director of Mare Services Limited

GEORGE ECONOMOU

/s/ George Economou
(Signature)